WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                                  EXHIBIT INDEX



Exhibit
   No.                  Description                                               Method of Filing
-------                 -----------                                               ----------------
   3(a)     Limited Partnership Agreement of the Registrant, amended and
            restated as of October 27, 1983                                       *

   3(b)     Certificate of Limited Partnership of the Registrant                  **

   27       Financial Data Schedule                                               Filed with this document





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*       Incorporated by reference to Exhibit "A" to the Prospectus of the
        Registrant dated October 28, 1983, included as part of Registration
        Statement on Form S-1 (No. 2-86324)

** Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (No. 2-86324)


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